EXHIBIT 3.2

                       CONSENT TO ACTION WITHOUT A MEETING
                            OF THE BOARD OF DIRECTORS
                                       OF
                            NUGGET EXPLORATION, INC.


         The undersigned constituting all of the members of the board of directors of Nugget Exploration, Inc., a Nevada corporation (the "Company"), this 17th day of June 1999, hereby adopt the following resolution by written consent effective immediately:

         WHEREAS, pursuant to the power granted by the Company's Articles of Incorporation, the board of directors desires to amend the Company's Bylaws to provide for indemnification of the Company's directors and offices to the fullest extent allowed by law;

         RESOLVED, that the Company hereby approves and adopts, pursuant to the authority granted to the directors in Article Thirteenth of the Articles of Incorporation, with such changes as the appropriate officers of the Company shall deem necessary, an amendment of the Company's Bylaws to add the following
Section 44 which shall generally indemnify the directors and officers of the Company to the fullest extent allowed by law:

                  Section 44. Indemnification. No director of officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends or other distributions in violation of
         Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

         RESOLVED FURTHER, that the appropriate officers of the Company are authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver all such documents, schedules, instruments and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of amendment to the Company's Bylaws; and that all of the acts and doings of any of such officers that are consistent with the purpose of this amendment of the Company's Bylaws are hereby authorized, approved, ratified and confirmed in all respects.

/s/ Tyson Schiff                                          /s/ Brian Ortega
-------------------------------------------------------   ----------------
Tyson Schiff, Director                                    Brian Ortega, Director


/s/ Marianne Brady

Marianne Brady, Director

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



                                     BY-LAWS

                                       OF

                            NUGGET EXPLORATION, INC.

                                     OFFICES

         Section 1. The principal office of the corporation in the State of Nevada shall be located at Reno, Nevada. The corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as to the business of the corporation may require from time to time.

                                  SHAREHOLDERS

         Section 2. Annual Meetings. The annual meeting of the shareholders shall be held during the months of October, Novem- ber or December of each year at such time and place as the President, Vice President or Secretary shall designate, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

         Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the State of Nevada.

         Section 5. Notice of Meeting. Written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meet- ing is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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



         Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any ad- journment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of share-holders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Direc- tors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particu- lar action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders en-titled to notice of or to vote at a meeting of shareholders, or on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business un- til adjournment, notwithstanding the withdrawal of enough share- holders to leave less than a quorum. The vote for directors and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the share- holder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9.  Voting of Shares by Certain Holders.  Shares
                     -----------------------------------
standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or in the absence of such provision, as the

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



Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or con- servator may be voted by him, either in person or by proxy, with- out a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be en- titled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or in- directory, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 10.  Voting.  There shall be no cumulative voting of shares.

         Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders (other than the election of directors) may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the shares outstanding who are entitled to vote with respect to the subject matter thereof. Further directors may be elec- ted without a meeting if a consent in writing, setting forth the names of the directors so elected, shall be signed by all of the shareholders entitled to vote with respect to the elec- tion of directors.

                               BOARD OF DIRECTORS

         Section 12. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 13. Number, Tenure and Qualifications. The number of Directors of the corporation shall be six1. Each Director shall hold office until the next annual or special meeting of shareholders at which time a new Board of Directors is elected and until his successor shall have been elected and qualified. Directors need not be residents of Nevada or shareholders of the corporation.

-------- 1 Amended November 9, 1981

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






         Section 14. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Nevada, for the holding of additional regular meetings without other notice than such resolution.

         Section 15. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         Section 16. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so ad-dressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, ex- cept in cases in which a director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the busi- ness to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section  17.  Quorum.  A majority of the number of  directors  fixed by
Section 13 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time with- out further notice.

         Section 18. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 19. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. If a director- ship is to be filled by reason of an increase in the number of Directors, the Board of Directors may appoint two such additional

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



Directors in any one fiscal year but all other directorships to be filled by reason of an increase in the number of directorships shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 20. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 21. Presumption of Assent. A Director of the cor- poration who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secre- tary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Direc- tor who voted in favor of such action.

         Section 22. Informal Action by Directors. Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the ac- tion so taken, shall be signed by all of the Directors with respect to the subject matter thereof.

                                    OFFICERS

         Section 23. Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. One or more Vice-Presidents (the number thereof to be determined by the Board of Directors) and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 24. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

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



         Section 25. Removal. Any officer or agent elected or ap- pointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the cor- poration would be served threreby, but such removal shall be with- out prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 26. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 27. Chairman of the Board of Directors. The Chairman of the Board of Directors shall, when present, preside at all meet- ings of the shareholders and of the Board of Directors. The Chair- man of the Board of Directors may sign, with the Secretary, Assis- tant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chair- man of the Board of Directors and such other duties as may be pre- scribed by the Board of Directors from time to time.

         Section 28. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affiars of the corporation. In the absence of the Chairman of the Board of Directors or in the event of his death, inability or refusal to act, the President shall preside at meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary, Assistant Secretary or any other proper officer of the corporation thereunto authroized by the Board of Directors, certificates for shares of the corpora- tion, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases in which the signing and execution thereof shall be ex- pressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the corporation, or shall be re- quired by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Direc- tors from time to time.

         Section 29. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents into the order designated at the time of their election, or in the absence of any designation,

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



then in the order of their election), if there be a Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secre- tary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 30. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders and the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices duly are given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execut- tion of which on behalf of the corporation under its seal duly is authorized; (d) keep a register of the post office address of each shareholder which shall be furnished ot the Secretary by such shareholder; (e) sign with the President, or a Vice-President, cer- tificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corpora- tion; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 31. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful dis- charge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securi- ties of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected; and (b) in general peform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 32. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Direc- tors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assis- Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant Secretaries and Assistant Teasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Presi- dent or the Board of Directors.

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         Section 33. Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no of- ficer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

         Section 34. Contracts. The Board of Directors may autho- rize any officer or officers, agent or agents, to enter into contracts or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 35. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instanes.

         Section 36. Checks, Drafts, etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or offerces, agent or agents of the cor- poration and in such manner as shall from time to time be deter- mined by resolution of the Board of Directors.

         Section 37. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  MISCELLANEOUS

         Section 38. Certificates for Shares. Certificates represent- ing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corpora- tion for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 39. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of autho-

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



rity to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certifi- cate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 40. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 41. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

         Section 42. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equive- lent to the giving of such notice.

         Section 43. Amendments. These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.



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